Exhibit 4.7

Amended and Restated
Stock Purchase Contract Agreement
between
U.S. BANCORP
and
USB CAPITAL IX,
acting through Wilmington Trust Company,
as Property Trustee
Dated as of June 10, 2010

Amended and Restated
Stock Purchase Contract Agreement

		Page
ARTICLE V
COVENANTS

Section 5.1	Performance under Stock Purchase Contracts	19
Section 5.2	Company to Reserve Preferred Stock	19
Section 5.3	Covenants as to Preferred Stock	19
Section 5.4	Statements of Officers of the Company as to Default	19
Amended and Restated
Stock Purchase Contract Agreement

-ii-

          Amended and Restated Stock Purchase Contract Agreement, dated as of June 10, 2010, between U.S. Bancorp, a Delaware corporation (the “Company”), having its principal office at 800 Nicollet Mall, Minneapolis, Minnesota 55402, and USB Capital IX, a Delaware statutory trust (the “Trust”), acting through Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as Property Trustee of the Trust (the “Property Trustee”).
Recitals of the Company
          The Company and the Trust entered into that certain Stock Purchase Contract Agreement, dated as of March 17, 2006 (the “Original Stock Purchase Contract Agreement”).
          All things necessary to make the Stock Purchase Contracts (as defined herein) the valid obligations of the Company, and to constitute the Original Stock Purchase Agreement and these presents a valid agreement of the Company, in accordance with their terms, have been done.
          The Company and the Trust have each duly authorized the execution and delivery of this Agreement to amend and restate the Original Stock Purchase Contract Agreement in its entirety.
          Now, therefore, this Amended and Restated Stock Purchase Contract Agreement witnesseth: For and in consideration of the agreements and obligations set forth herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed as follows:
ARTICLE I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 1.1 Definitions.
          For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
     (a) The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.
     (b) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles that are generally accepted in the United States at the date or time of such computation; provided that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company.
     (c) The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.
     (d) Unless the context otherwise requires, any references to an “Article,” a “Section” or another subdivision refers to an Article, a Section or another subdivision, as the case may be, of this Amended and Restated Stock Purchase Contract Agreement.
          “Administrative Trustee” has the meaning specified in the Trust Agreement.
Amended and Restated
Stock Purchase Contract Agreement

          “Agreement” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.
          “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, Title 11 of the United States Code, as amended from time to time, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.
          “Base Indenture” means the Junior Subordinated Indenture, dated as of April 28, 2005, between the Company and Delaware Trust Company, National Association (the “Original Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of August 3, 2005, between the Company and the Original Trustee, as further amended and supplemented by the Second Supplemental Indenture, dated as of December 29, 2005, among the Company, the Original Trustee and the Trustee.
          “Board of Directors” means the board of directors of the Company or any committee of that board duly authorized to act hereunder.
          “Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York, New York, Minneapolis, Minnesota, or Wilmington, Delaware are permitted or required by law or executive order to close.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Collateral” has the meaning specified in the Collateral Agreement.
          “Collateral Agent” means U.S. Bank National Association, as Collateral Agent under the Collateral Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Collateral Agreement, and thereafter “Collateral Agent” shall mean the Person who is then the Collateral Agent thereunder.
          “Collateral Agreement” means the Amended and Restated Collateral Agreement, dated as of the date hereof, among the Company, the Trust (acting through the Property Trustee), the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Securities Registrar, as amended from time to time.
          “Company” means the Person named as the “Company” in the first paragraph of this Agreement until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter “Company” shall mean such successor.
          “Contract Payments” means the payments payable by the Company on the Payment Dates in respect of each Stock Purchase Contract, at the rate of 0.65% per annum of the Stated Amount of each Stock Purchase Contract.
          “Custodial Agent” means U.S. Bank National Association, as Custodial Agent under the Collateral Agreement until a successor Custodial Agent shall have become such pursuant to the applicable provisions of the Collateral Agreement, and thereafter “Custodial Agent” shall mean the Person who is then the Custodial Agent thereunder.
          “Deferred Contract Payments” has the meaning specified in Section 2.7(a).
          “Depositor Affiliated Owner Normal ITS” shall have the meaning specified in Section 2.8.
Amended and Restated
Stock Purchase Contract Agreement

          “Distribution Fractional Contract” has the meaning specified in Section 2.8.
          “Early Settlement Event” has the meaning specified in the Third Supplemental Indenture.
          “Eighth Supplemental Indenture” means the Eighth Supplemental Indenture between the Company and the Trustee, dated as of June 10, 2010, to the Base Indenture , as the same may be amended or supplemented from time to time.
          “Failed Remarketing” has the meaning specified in the Third Supplemental Indenture.
          “Federal Reserve” means (i) the Board of Governors of the Federal Reserve System, as from time to time constituted, or if at any time after the execution of this Agreement the Federal Reserve is not existing and performing the duties now assigned to it, then the body or bodies performing such duties at such time, or the Federal Reserve Bank of Minneapolis, or (ii) any successor Federal Reserve Bank (or successor body performing such duties) having primary jurisdiction over the Company.
          “Fractional Contracts” has the meaning specified in Section 2.8.
          “Guarantee Agreement” means the Guarantee Agreement between the Company, as Guarantor and Wilmington Trust Company, as Guarantee Trustee named thereunder, dated as of March 17, 2006.
          “Holder” means a Holder (as such term is defined in the Trust Agreement) of Normal ITS or Stripped ITS.
          “Indenture” means the Base Indenture, the Third Supplemental Indenture and the Eighth Supplemental Indenture, taken together, as the same may be amended or supplemented from time to time with respect to the Notes.
          “ITS” has the meaning specified in the Trust Agreement.
          “Normal ITS” has the meaning specified in the Trust Agreement.
          “Notes” has the meaning specified in the Trust Agreement.
          “Officers’ Certificate” means a certificate signed by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company or the duly authorized designee of any of the foregoing, and delivered to the Property Trustee.
          “Opinion of Counsel” means a written opinion of legal counsel, who may be counsel to the Company (and who may be an employee of the Company), and who shall be reasonably acceptable to the Property Trustee. An Opinion of Counsel may rely on certificates as to matters of fact.
          “Paying Agent” has the meaning specified in the Trust Agreement.
          “Payment Date” means (i) each April 15 and October 15 of each year occurring prior to the Stock Purchase Date, commencing on October 15, 2006, and (ii) the Stock Purchase Date.
          “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated
Amended and Restated
Stock Purchase Contract Agreement

organization or government or any agency or political subdivision thereof or any other entity of whatever nature.
          “Pledged Notes” has the meaning specified in the Collateral Agreement.
          “Pledged Securities” means the Pledged Notes and the Pledged Treasury Securities.
          “Pledged Treasury Securities” has the meaning specified in the Collateral Agreement.
          “Preferred Stock” means the Series A Non-Cumulative Perpetual Preferred Stock, $100,000 liquidation preference per share and $1.00 par value per share, of the Company.
          “Pro Rata Interest in a share of Preferred Stock” means, with respect to a Stock Purchase Contract which is not a Fractional Contract, one share of Preferred Stock and, with respect to a Fractional Contract, the applicable fractional interest in a share of Preferred Stock which may be acquired pursuant to such Fractional Contract, as determined in accordance with Section 2.8.
          “Proceeds” has the meaning specified in the Collateral Agreement.
          “Property Trustee” means Wilmington Trust Company, not in its individual capacity but solely as Property Trustee under the Trust Agreement until a successor Property Trustee shall have become such pursuant to the applicable provisions of the Trust Agreement, and thereafter “Property Trustee” shall mean the Person who is then Property Trustee thereunder.
          “Qualifying Treasury Securities” has the meaning specified in the Trust Agreement.
          “Remarketing” means a remarketing of Notes pursuant to Article III of the Third Supplemental Indenture.
          “Remarketing Agent” has the meaning specified in the Trust Agreement.
          “Remarketing Agreement” means the Remarketing Agreement to be entered into prior to the first Remarketing among the Company, the Property Trustee and the Remarketing Agent named in the Remarketing Agreement.
          “Remarketing Periods” mean the thirty Business Day period beginning on the thirty-third Business day preceding each of March 15, 2011, June 15, 2011, September 15, 2011, December 15, 2011 and March 15, 2012, until the settlement of a Successful Remarketing; provided that following the occurrence of an Early Settlement Event, “Remarketing Periods” shall mean such earlier dates as determined pursuant to Section 3.4 of the Third Supplemental Indenture.
          “Remarketing Settlement Date” means the third Business Day following a Successful Remarketing.
          “Retained Fractional Contract” has the meaning specified in Section 2.8.
          “Securities Act” means the Securities Act of 1933 and any successor statute thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.
          “Securities Intermediary” means U.S. Bank National Association, as Securities Intermediary under the Collateral Agreement until a successor Securities Intermediary shall have become such pursuant to the applicable provisions of the Collateral Agreement, and thereafter “Securities
Amended and Restated
Stock Purchase Contract Agreement

Intermediary” shall mean such successor or any subsequent successor who is appointed pursuant to the Collateral Agreement.
          “Securities Registrar” means U.S. Bank National Association, as Securities Registrar under the Collateral Agreement until a successor Securities Registrar shall have become such pursuant to the applicable provisions of the Collateral Agreement, and thereafter “Securities Registrar” shall mean such successor or any subsequent successor who is appointed pursuant to the Collateral Agreement.
          “Senior and Subordinated Debt” has the meaning specified in the Base Indenture.
          “Stated Amount” means, with respect to any one Stock Purchase Contract that is not a Fractional Contract, $100,000, and with respect to any one Fractional Contract, the product of (x) the fractional interest in a share of Preferred Stock that may be acquired pursuant to such Fractional Contract multiplied by (y) $100,000.
          “Stock Purchase Contract” means a contract having a Stated Amount of $100,000 obligating (i) the Company to sell, and the Trust (acting through the Property Trustee) to purchase, a Pro Rata Interest in a share of Preferred Stock for an amount equal to such Stock Purchase Contract’s Stated Amount on the Stock Purchase Date and (ii) the Company to pay Contract Payments to the Trust, in each case on the terms and subject to the conditions set forth in Article II and Article V. Contemporaneously with the execution and delivery of the Original Stock Purchase Contract Agreement, the Company issued 12,510 Stock Purchase Contracts to the Trust. References in this Agreement to the Stock Purchase Contracts, whether individually or collectively, shall mean the Stock Purchase Contracts outstanding from time to time and shall exclude Stock Purchase Contracts that have been cancelled, retired, terminated, exercised or otherwise extinguished in accordance with the terms and conditions of this Agreement and the Trust Agreement. The Fractional Contracts shall constitute Stock Purchase Contracts to the extent of the Pro Rata Interest in a share of Preferred Stock represented thereby.
          “Stock Purchase Date” means the first to occur of any January 15, April 15, July 15 and October 15, or if any such day is not a Business Day, the next Business Day, after (i) the Remarketing Settlement Date or (ii) the final day of a Remarketing Period of a Failed Remarketing.
          “Stripped ITS” has the meaning specified in the Trust Agreement.
          “Subject Normal ITS” has the meaning specified in Section 2.8.
          “Subject Stock Purchase Contracts” has the meaning specified in Section 2.8
          “Subordinated Notes” means the subordinated notes of the Company that may be issued to the Property Trustee as provided in Section 2.7(c).
          “Successful” has the meaning specified in the Third Supplemental Indenture.
          “Termination Date” means the date, if any, on which a Termination Event occurs.
          “Termination Event” means the occurrence of any of the following events at any time on or prior to the Stock Purchase Date:
          (i) a judgment, decree or court order shall have been entered granting relief under the Bankruptcy Code, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company or any other similar applicable federal or state law
Amended and Restated
Stock Purchase Contract Agreement

and if such judgment, decree or order shall have been entered more than 60 days prior to the Stock Purchase Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days;
          (ii) a judgment, decree or court order for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the termination or liquidation of its affairs, shall have been entered and if such judgment, decree or order shall have been entered more than 60 days prior to the Stock Purchase Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days; or
          (iii) the Company shall file a petition for relief under the Bankruptcy Code, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.
          “Third Supplemental Indenture” means the Third Supplemental Indenture to the Base Indenture, dated as of March 17, 2006, between the Company and the Trustee, as amended or supplemented from time to time.
          “Trust” means the Person named as the “Trust” in the first paragraph of this Agreement.
          “Trust Agreement” means the Amended and Restated Trust Agreement, dated as of March 17, 2006, as amended by Amendment No. 1 thereto, dated as of June 10, 2010, among the Company, as depositor, the Property Trustee, the Delaware Trustee and the Administrative Trustees (each as named therein) and the several Holders (as defined therein), as the same may be further amended from time to time.
          “Trustee” means Wilmington Trust Company, a Delaware banking corporation, solely in its capacity as trustee pursuant to the Indenture and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as provided in the Indenture.
          “U.S. Bank Deposit” means a deposit of cash or cash equivalent with U.S. Bank National Association to be made on the Remarketing Settlement Date and payable on the Stock Purchase Date, with interest accruing at the rate of 5.32% per annum from and including the date of deposit to but excluding the date of payment, calculated on the basis of the actual number of days elapsed and a year of 365 days, established in the name of the Collateral Agent pursuant to an agreement naming the Collateral Agent as customer and providing that the bank’s jurisdiction for purposes of Article 9 of the Uniform Commercial Code is New York.
          “Vice President” means any vice president, whether or not designated by a number or a word or words added before or after the title “Vice President.”
Section 1.2 Form of Documents Delivered to Property Trustee.
          (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an officer of the Company may be based, insofar as it relates to
Amended and Restated
Stock Purchase Contract Agreement

legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which its certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
          (b) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.
Section 1.3 Notices.
          Any notice or communication is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telecopier (with receipt confirmed) or overnight air courier guaranteeing next day delivery, to the others’ address; provided that notice shall be deemed given to the Property Trustee only upon receipt thereof:
          If to the Trust or the Property Trustee:
Wilmington Trust Company,
     as Property Trustee of
     USB Capital IX
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-1600
Attention: Corporate Trust Administration
Facsimile: (302) 636-4140
          If to the Company:
U.S. Bancorp
800 Nicollet Mall
Minneapolis, Minnesota 55402
Attention: Treasury Department
Facsimile: (612) 303-1338
          If to the Collateral Agent:
U.S. Bank National Association,
     as Collateral Agent
100 Wall Street, 16th Floor
New York, New York 10005
Attention: Beverly A. Freeney
Facsimile: (212) 509-3384
          Section 1.4 Effect of Headings and Table of Contents.
          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Amended and Restated
Stock Purchase Contract Agreement

Section 1.5 Successors and Assigns.
          All covenants and agreements in this Agreement by the Company and the Trust shall bind their respective successors and assigns, whether so expressed or not.
Section 1.6 Separability Clause.
          In case any provision in this Agreement shall be held to be invalid, illegal or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions hereof , and such provision, to the extent not so held to be invalid, illegal or unenforceable shall not in any way be affected or impaired thereby.
Section 1.7 Benefits of Agreement.
          Nothing contained in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the holders of Senior and Subordinated Debt and any Paying Agent, any benefits or any legal or equitable right, remedy or claim under this Agreement.
Section 1.8 Governing Law; Submission to Jurisdiction.
          This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company and the Trust hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and the courts of the State of New York (in each case sitting in New York County) for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Trust irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
Section 1.9 Legal Holidays.
          (a) In any case where any Payment Date shall not be a Business Day (notwithstanding any other provision of this Agreement), Contract Payments or other distributions shall not be paid on such date, but Contract Payments or such other distributions shall be paid on the next succeeding Business Day with the same force and effect as if made on such Payment Date. No interest shall accrue or be payable by the Company or to the Property Trustee (on behalf of the Trust) for the period from and after any such Payment Date on such successive Business Day.
          (b) In any case where the Stock Purchase Date shall not be a Business Day (notwithstanding any other provision of this Agreement), the Stock Purchase Contracts shall not be performed and shall not be effected on such date, but the Stock Purchase Contracts shall be performed on the next succeeding Business Day with the same force and effect as if made on such Stock Purchase Date.
Section 1.10 No Waiver.
          No failure on the part of the Company, the Property Trustee, the Collateral Agent, the Securities Intermediary or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Company, the Property Trustee, the Collateral Agent, the Securities Intermediary or any of their respective agents of any right, power or remedy hereunder preclude
Amended and Restated
Stock Purchase Contract Agreement

any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.
Section 1.11 No Consent to Assumption.
          The Property Trustee for and on behalf of the Trust hereby expressly withholds any consent to the assumption, under Section 365 of the Bankruptcy Code or otherwise, of the Stock Purchase Contract by the Company or its trustee, receiver, liquidator or a Person performing similar functions in the event that the Company becomes the debtor under the Bankruptcy Code or subject to other similar state or Federal law providing for reorganization or liquidation.
Section 1.12 No Recourse.
          It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Property Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, warranties, covenants, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, warranties, covenants, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents.
ARTICLE II
THE STOCK PURCHASE CONTRACTS
Section 2.1 Issuance of Stock Purchase Contracts; Transferability; Assignment; Amendment.
          (a) Contemporaneously with the execution and delivery of the Original Stock Purchase Contract Agreement, the Company issued 12,510 Stock Purchase Contracts having the terms and conditions set forth therein to the Trust (acting through the Property Trustee), which by execution and delivery of the Original Stock Purchase Contract Agreement the Company entered into and agreed to be bound by the Stock Purchase Contracts. No certificates were issued to evidence the Stock Purchase Contracts. The Company and the Trust hereby agree that the Stock Purchase Contracts shall be, and by the execution of this Agreement, without the necessity of any further action by any other Person, are amended as of the date hereof consistent with the terms and conditions applicable thereto as set forth in this Agreement.
          (b) To the fullest extent permitted by law, other than a transfer in connection with (i) a merger, consolidation, amalgamation or replacement of the Trust, (ii) any conveyance, transfer or lease by the Trust of its properties and assets substantially as an entirety to, and the assumption by, a successor entity pursuant to Section 9.5 of the Trust Agreement or (iii) a distribution of Subject Stock Purchase Contracts pursuant to Section 2.8, any attempted transfer of the Stock Purchase Contracts shall be void.
          (c) To the fullest extent permitted by law, any assignment by the Trust of its rights hereunder, other than an assignment of this Agreement in connection with a merger, consolidation,
Amended and Restated
Stock Purchase Contract Agreement

amalgamation or replacement of the Trust or any conveyance, transfer or lease by the Trust of its properties and assets substantially as an entirety to, and the assumption by, a successor entity pursuant to Section 9.5 of the Trust Agreement shall be void.
          (d) No amendment, modification or waiver of any provision of this Agreement shall be effective against either party hereto unless it is duly authorized by resolution of the Board of Directors of the Company and permitted under Section 6.1 of the Trust Agreement.
Section 2.2 Purchase of Preferred Stock; Payment of Purchase Price.
          (a) Each Stock Purchase Contract shall obligate the Trust (acting through the Property Trustee) to purchase, and the Company to sell, on the Stock Purchase Date at a price equal to the Stated Amount, a Pro Rata Interest in a share of Preferred Stock, unless a Termination Event shall have occurred.
          (b) If there has been a Successful Remarketing, the Trust will satisfy its obligations under Section 2.2(a) to pay the purchase price in respect of the Stock Purchase Contracts out of (i) the Proceeds at maturity of the Pledged Treasury Securities and (ii) to the extent of the excess of the purchase price over the amount of the Proceeds at maturity of the Pledged Treasury Securities, the U.S. Bank Deposit; provided that in the event that a receiver has been appointed for the purpose of liquidating or winding up the affairs of U.S. Bank National Association while U.S. Bank National Association is holding the U.S. Bank Deposit, in lieu of payment of the U.S. Bank Deposit the Trust shall cause the Collateral Agent to assign its rights in the U.S. Bank Deposit to the Company on the Stock Purchase Date to the extent of such amount required in full satisfaction of the Trust’s obligation to pay the U.S. Bank Deposit pursuant to this clause (ii).
          (c) If there is a Failed Remarketing, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party with respect to the Notes and, subject to applicable law and Section 2.2(d), may, among other things, (i) retain such Notes or their Proceeds in full satisfaction of the Trust’s obligations under the Stock Purchase Contracts or (ii) sell such Notes in one or more public or private sales as permitted by applicable law, in order to satisfy the Trust’s obligations under Section 2.2(a) to pay the purchase price in respect of the Stock Purchase Contracts to the extent not satisfied out of the Proceeds at maturity of the Pledged Treasury Securities.
          (d) The obligations of the Trust to pay the purchase price in respect of the Stock Purchase Contracts are non-recourse obligations and are payable solely out of the Proceeds of any Collateral pledged to secure the obligations of the Trust assignment of the U.S. Bank Deposit as set forth in this Section 2.2, and in no event will the Property Trustee be liable for any deficiency between the Proceeds of the disposition of Collateral and the purchase price in respect of the Stock Purchase Contracts.
          (e) The Company shall not be obligated to cause the issuance of any Pro Rata Interest in a share of Preferred Stock in respect of a Stock Purchase Contract or deliver any certificates therefor to the Property Trustee unless the Company shall have received payment for the share of Preferred Stock to be purchased thereunder in the manner herein set forth.
Section 2.3 Issuance of Preferred Stock.
          Unless a Termination Event shall have occurred, on the Stock Purchase Date upon receipt of the aggregate purchase price payable on all Stock Purchase Contracts, the Company shall cause to be issued and deposited with the Property Trustee (or its nominee), one or more certificates representing newly issued shares of Preferred Stock (or fractional interests therein) registered in the name of the Property Trustee (or its nominee) as custodian for the Trust to which the Trust is entitled hereunder.
Amended and Restated
Stock Purchase Contract Agreement

Section 2.4 Termination Event; Notice.
          (a) The Stock Purchase Contracts and all obligations and rights of the Company and the Trust (including the obligations and rights of the Property Trustee acting on behalf of the Trust) thereunder, including, without limitation, the right of the Trust to receive and the obligation of the Company to pay any Contract Payments (including any accrued and unpaid Contract Payments), and the rights and obligations of the Trust to purchase shares of Preferred Stock (or fractional interests therein), shall immediately and automatically terminate, without the necessity of any notice or action by the Trust, the Property Trustee or the Company, if a Termination Event shall have occurred on or prior to the Stock Purchase Date.
          (b) Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than five Business Days thereafter give written notice to the Property Trustee and the Collateral Agent of such event.
Section 2.5 Charges and Taxes.
          The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Preferred Stock (or fractional interests therein) pursuant to the Stock Purchase Contracts; provided that the Company shall not be required to pay any such tax or taxes that may be payable in respect of any issuance of a share of Preferred Stock (or fractional interests therein) in a name other than in the name of the Property Trustee or its nominee, as custodian for the Trust, and the Company shall not be required to issue or deliver such share certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company, in addition to any Stated Amount, the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
Section 2.6 Contract Payments.
          (a) Subject to Section 2.7, the Company shall pay, in arrears on each Payment Date, the Contract Payments payable in respect of each Stock Purchase Contract to the Property Trustee or upon its order. The Contract Payments will be payable by wire transfer to the account designated by the Property Trustee by a prior written notice to the Company. The Contract Payments will accrue from and including March 17, 2006 or from and including the most recent Payment Date on which Contract Payments have been paid or duly provided for (subject to deferral as set forth in Section 2.7) to but excluding the next succeeding Payment Date. Contract Payments will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
          (b) The Company’s obligations with respect to Contract Payments, if any, will be subordinated and junior in right of payment to the Company’s obligations under any Senior and Subordinated Debt to the extent and in the manner set forth in Sections 2.6(b) through (l).
          (c) In the event of (A) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding with respect to the Company, its creditors or its property, (B) any proceeding for the voluntary or involuntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, (C) any assignment by the Company for the benefit of creditors, or (D) any other marshalling of the assets of the Company:
     (i) all Senior and Subordinated Debt (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or
Amended and Restated
Stock Purchase Contract Agreement

distribution, whether in cash, securities or other property, shall be made to the Property Trustee in respect of Contract Payments;
     (ii) any payment or distribution, whether in cash, securities or other property that would otherwise (but for these subordination provisions) be payable or deliverable in respect of Contract Payments shall be paid or delivered directly to the holders of Senior and Subordinated Debt in accordance with the priorities then existing among such holders until all Senior and Subordinated Debt (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full;
     (iii) after payment in full of all sums owing with respect to Senior and Subordinated Debt, the Property Trustee, together with the holders of any obligations of the Company ranking on a parity with the Contract Payments, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid Contract Payments and interest thereon and such other obligations before any payment or other distribution, whether in cash, securities or other property, shall be made on account of any capital stock of the Company or any obligations of the Company ranking junior to the Company’s obligations to make Contract Payments under the Stock Purchase Contracts and such other obligations; and
     (iv) in the event that, notwithstanding the foregoing, any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by the Property Trustee or the Trust in contravention of any of the terms hereof such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior and Subordinated Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior and Subordinated Debt remaining unpaid, to the extent necessary to pay all such Senior and Subordinated Debt in full. In the event of the failure of the Property Trustee or the Trust to endorse or assign any such payment, distribution or security, each holder of Senior and Subordinated Debt is hereby irrevocably authorized to endorse or assign the same.
          (d) For purposes of Sections 2.6(b) through (l), the words “cash, securities or other property” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in Sections 2.6(b) through (l) with respect to such Contract Payments on the Stock Purchase Contracts to the payment of all Senior and Subordinated Debt that may at the time be outstanding; provided that (i) the indebtedness or guarantee of indebtedness, as the case may be, that constitutes Senior and Subordinated Debt is assumed by the Person, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior and Subordinated Debt are not, without the consent of each such holder adversely affected thereby, altered by such reorganization or readjustment.
          (e) Any failure by the Company to make any payment on or perform any other obligation under Senior and Subordinated Debt, other than any indebtedness incurred by the Company or assumed or guaranteed, directly or indirectly, by the Company for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of Sections 2.6(b) through (l) shall have been waived by the Company in the instrument or instruments by which the Company incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default if (i) the Company shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Company that is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may
Amended and Restated
Stock Purchase Contract Agreement

seek further appeal or review, or (B) in the event a judgment that is subject to further review or appeal has been issued, the Company shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.
          (f) Subject to the irrevocable payment in full of all Senior and Subordinated Debt, the Property Trustee on behalf of the Trust shall be subrogated (equally and ratably with the holders of all obligations of the Company that by their express terms are subordinated to Senior and Subordinated Debt of the Company to the same extent as payment of the Contract Payments in respect of the Stock Purchase Contracts is subordinated and that are entitled to like rights of subrogation) to the rights of the holders of Senior and Subordinated Debt to receive payments or distributions of cash, securities or other property of the Company applicable to the Senior and Subordinated Debt until all such Contract Payments owing on the Stock Purchase Contracts shall be paid in full, and as between the Company, its creditors other than holders of such Senior and Subordinated Debt and the Property Trustee, no such payment or distribution made to the holders of Senior and Subordinated Debt by virtue of Sections 2.6(b) through (l) that otherwise would have been made to the Property Trustee shall be deemed to be a payment by the Company on account of such Senior and Subordinated Debt, it being understood that the provisions of Sections 2.6(b) through (l) are intended solely for the purpose of defining the relative rights of the Property Trustee, on the one hand, and the holders of Senior and Subordinated Debt, on the other hand.
          (g) Nothing contained in Sections 2.6(b) through (l) or elsewhere in this Agreement is intended to or shall impair, as among the Company, its creditors other than the holders of Senior and Subordinated Debt and the Property Trustee, the obligation of the Company, which is absolute and unconditional, to pay to the Property Trustee such Contract Payments on the Stock Purchase Contracts as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Property Trustee and creditors of the Company other than the holders of Senior and Subordinated Debt, nor shall anything herein or therein prevent the Property Trustee from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under Sections 2.6(b) through (l), of the holders of Senior and Subordinated Debt in respect of cash, securities or other property of the Company received upon the exercise of any such remedy.
          (h) Upon payment or distribution of assets of the Company referred to in Sections 2.6(b) through (l), the Property Trustee shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, conservator, assignee for the benefit of creditors, liquidating trustee or other Person making any payment or distribution, delivered to the Property Trustee, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior and Subordinated Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to Sections 2.6(b) through (l).
          (i) The Property Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior and Subordinated Debt (or a trustee or representative on behalf of such holder) to establish that such notice has been given by a holder of Senior and Subordinated Debt or a trustee or representative on behalf of any such holder or holders. In the event that the Property Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior and Subordinated Debt to participate in any payment or distribution pursuant to Section 2.6(b) through (l), the Property Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Property Trustee as to the amount of Senior and Subordinated Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under Sections 2.6(b) through (l), and, if such evidence
Amended and Restated
Stock Purchase Contract Agreement

is not furnished, the Property Trustee may defer payment to such Person pending judicial determination as to the right of such Person to receive such payment.
          (j) Nothing contained in Sections 2.6(b) through (l) shall affect the obligations of the Company to make, or prevent the Company from making, payment of the Contract Payments, except as otherwise provided in Sections 2.6(b) through (l).
          (k) Wilmington Trust Company, or any successor Property Trustee, in its individual capacity shall be entitled to all the rights set forth in this Section with respect to any Senior and Subordinated Debt at the time held by it, to the same extent as any other holder of Senior and Subordinated Debt and nothing in this Agreement shall deprive Wilmington Trust Company, or any successor Property Trustee of any of its rights as such holder.
          (l) No right of any present or future holder of any Senior and Subordinated Debt to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.
          (m) Nothing in this Section 2.6 shall apply to claims of, or payments to, the Property Trustee under or pursuant to Section 2.7.
          (n) With respect to the holders of Senior and Subordinated Debt, (i) the duties and obligations of the Property Trustee shall be determined solely by the express provisions of this Agreement; (ii) the Property Trustee shall not be liable to any such holders if it shall, acting in good faith, mistakenly pay over or distribute to the Holders or to the Company or any other Person cash, securities or other property to which any holders of Senior and Subordinated Debt shall be entitled by virtue of this Section 2.6 or otherwise; (iii) no implied covenants or obligations shall be read into this Agreement against the Property Trustee; and (iv) the Property Trustee shall not be deemed to be a fiduciary as to such holders.
          (o) Nothing in this Section 2.6 shall apply to any payment or distribution, whether in cash, securities or other property, made to, or paid over or distributed by, any Paying Agent in respect of Contract Payments or otherwise. The Paying Agent shall owe no duty, fiduciary or otherwise, to any holder of Senior and Subordinated Debt and shall not be liable to any holders of Senior and Subordinated Debt if it shall pay over or distribute to the Holders or to the Company or any other Person cash, securities or other property to which any holders of Senior and Subordinated Debt shall otherwise be entitled by virtue of this Section 2.6 or otherwise; and no implied covenants or obligations shall be read into this Agreement against the Paying Agent.
Section 2.7 Deferral of Contract Payments.
          (a) The Company shall have the right (which will be exercised if so directed by the Federal Reserve), at any time prior to the Stock Purchase Date, to defer the payment of any or all of the Contract Payments otherwise payable on any Payment Date, but only if the Company shall give the Property Trustee and the Administrative Trustees (with a copy to the Paying Agent) written notice of its election to defer each such deferred Contract Payment (specifying the amount to be deferred) at least ten Business Days prior to the earlier of (i) the next succeeding Payment Date or (ii) the date the Property Trustee and the Administrative Trustees are required to give notice of any record date or Payment Date with respect to any class of ITS to the New York Stock Exchange or other applicable self regulatory organization or to the Holders, but in any event not less than one Business Day prior to such record date. Any Contract Payments so deferred shall, to the extent permitted by law, accrue interest thereon at the rate originally
Amended and Restated
Stock Purchase Contract Agreement

applicable to the Notes (calculated on the same basis as originally applicable to the Notes), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Payments, if any, together with the additional Contract Payments, if any, accrued thereon, being referred to herein as the “Deferred Contract Payments”). Deferred Contract Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to this Section 2.7, except as provided under Section 1.9. No Contract Payments may be deferred to a date that is after the Stock Purchase Date and no such deferral period may end other than on a Payment Date, except as provided under Section 1.9. If the Stock Purchase Contracts are terminated upon the occurrence of a Termination Event, the Trust’s right to receive Contract Payments, if any, and any Deferred Contract Payments, will terminate.
          (b) In the event that the Company elects to defer the payment of Contract Payments on the Stock Purchase Contracts until a Payment Date prior to the Stock Purchase Date, then all Deferred Contract Payments, if any, shall be payable to the Property Trustee on behalf of the Trust on such Payment Date, except as provided under Section 1.9.
          (c) In the event that the Company elects to defer the payment of Contract Payments on the Stock Purchase Contracts and such deferral is continuing on the Stock Purchase Date, the Property Trustee will receive on the Stock Purchase Date in lieu of a cash payment, in addition to the shares of Preferred Stock (or fractional interests therein) to be issued pursuant to Section 2.3, Subordinated Notes that will (i) have a principal amount equal to the aggregate amount of Deferred Contract Payments at the Stock Purchase Date, (ii) mature on April 15, 2014, (iii) bear interest at the rate per annum equal to the originally applicable rate of interest on the Notes (subject to deferral on the same basis as the Contract Payments; provided that the reference in clause (i)(2) of Section 2.7(d) to the beginning of the deferral period shall be deemed to refer to the beginning of the deferral period with respect to the Contract Payments), (iv) be subordinate and rank junior in right of payment to all of the Company’s Senior and Subordinated Debt on the same basis as the Contract Payments, and (v) be redeemable at the option of the Company at any time or from time to time prior to their stated maturity at a redemption price equal to the principal amount thereof plus any accrued and unpaid interest to the date of redemption; provided that the Company shall register such Subordinated Notes under the Securities Act prior to the delivery thereof to the Property Trustee unless they may be so delivered pursuant to an exemption or exception from registration thereunder.
          (d) In the event the Company exercises its option to defer the payment of Contract Payments then, until the earlier of (x) the Termination Date or (y) the date on which the Company shall have either paid all Deferred Contract Payments to the Property Trustee in cash or repaid all amounts outstanding on the Subordinated Notes, the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of its capital stock, including Preferred Stock; (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company that ranks pari passu in all respects with or junior in interest to the Notes (except for partial payments of interest pursuant to the terms of the Notes) or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company that by its terms ranks pari passu in all respects with or junior in interest to the Company’s guarantee related to the ITS other than, in each case:
     (i) any repurchase, redemption or other acquisition of shares of the Company’s capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) the satisfaction of the Company’s obligations pursuant to any contract entered into in the ordinary course prior to the beginning of any deferral period, (3) a dividend reinvestment or stockholder purchase plan, or (4) the issuance of the Company’s capital stock, or securities
Amended and Restated
Stock Purchase Contract Agreement

convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable event of default, default or extension period, as the case may be;
     (ii) any exchange, redemption or conversion of any class or series of the Company’s capital stock, or the capital stock of one of its subsidiaries, for any other class or series of the Company’s capital stock, or any class or series of the Company’s indebtedness for any class or series of its capital stock;
     (iii) any purchase of fractional interests of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;
     (iv) any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;
     (v) payments in respect of the Company’s guarantee related to the ITS executed for the benefit of the Holders of the ITS; or
     (vi) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.
Section 2.8 Cancellation of Stock Purchase Contracts.
          (a) If (i) a Depositor Affiliated Owner (as defined in the Trust Agreement) acquires or becomes obligated to acquire Normal ITS pursuant to contract, a tender offer, an exchange offer, a negotiated transfer or any other transaction (such Normal ITS, the “Depositor Affiliated Normal ITS”) and (ii) the Depositor delivers a Retirement Notice (as defined in the Trust Agreement) in accordance with Section 4.9 of the Trust Agreement with respect to all or a portion of the Depositor Affiliated Normal ITS (such Depositor Affiliated Normal ITS, the “Subject Normal ITS”), then each Stock Purchase Contract related to the Subject Normal ITS (the “Subject Stock Purchase Contracts”) shall be distributed to the Third-Party Agent (as defined in the Trust Agreement) in the manner set forth in Section 4.9 of the Trust Agreement. Following the distribution of such Subject Stock Purchase Contracts, each such Subject Stock Purchase Contract shall be cancelled and no longer be treated as outstanding for any purpose. The Subject Stock Purchase Contracts shall be a number of Stock Purchase Contracts equal to 12,500 multiplied by a fraction equal to the aggregate Liquidation Amount (as defined in the Trust Agreement) of the Subject Normal ITS divided by $1,250,000,000. In the event that the number of Subject Stock Purchase Contracts is not a whole number, then, with respect to such fractional Subject Stock Purchase Contract in excess of the next lowest whole number, the Trust and the Company shall be deemed to have cancelled one Stock Purchase Contract (which shall not be a Subject Stock Purchase Contract) and, in place thereof, the Company shall automatically issue (a) a Stock Purchase Contract representing the right to acquire a fractional interest in a share of Preferred Stock equal to the number of Subject Stock Purchase Contracts less the next lowest whole number (the “Distribution Fractional Contract”, which shall be a Subject Stock Purchase Contract) and (b) a Stock Purchase Contract representing the right to acquire a fractional interest in a share of Preferred Stock equal to one (1) minus the fractional interest in a share of Preferred Stock which may be acquired pursuant to the Distribution Fractional Contract (the “Retained Fractional Contracts”, and together with the Distribution Fractional Contract, the “Fractional Contracts”). The Distribution Fractional Contract shall be distributed to the Third-Party Agent in accordance with Section 4.9 of the Trust Agreement. The Retained Fractional Contract shall be retained by the Trust. Each Fractional Contract shall (i) represent the right to acquire a fractional interest in a share of Preferred Stock
Amended and Restated
Stock Purchase Contract Agreement

as set forth in clauses (a) and (b) above, as applicable and (ii) have a Stated Amount that is equal to the fractional interest in a share of Preferred Stock that may be acquired pursuant to such Stock Purchase Contract multiplied by $100,000.
          (b) Upon any cancellation of Subject Stock Purchase Contracts in accordance with Section 2.8(a), all rights of the Trust with respect to such Subject Stock Purchase Contracts will cease, including but not limited to any right to receive any accrued Contract Payments or Deferred Contract Payments with respect thereto.
ARTICLE III
REMEDIES
Section 3.1 Unconditional Right of the Property Trustee to Receive Contract Payments and to Purchase Shares of Preferred Stock; Direct Action by Holders of Normal ITS or Stripped ITS.
          The Property Trustee on behalf of the Trust shall have the right, which is absolute and unconditional, (i) subject to Article II, to receive each Contract Payment with respect to each Stock Purchase Contract on the respective Payment Date therefor and (ii) except upon and following a Termination Event, to purchase a Pro Rata Interest in a share of Preferred Stock pursuant to such Stock Purchase Contract and, in each such case, to institute suit for the enforcement of any such right to receive Contract Payments and the right to purchase such Pro Rata Interest in a share of Preferred Stock, and such rights shall not be impaired without its consent. Up to and including the Stock Purchase Date, or the earlier termination of the Stock Purchase Contracts, any Holder shall have the right, upon default in the payment of any Contract Payment with respect to any Stock Purchase Contract on the respective Payment Date (subject to Article II), to institute a suit directly against the Company for enforcement of payment to such Holder of Contract Payments on Stock Purchase Contracts (or interests therein) having a Stated Amount equal to the aggregate Liquidation Amount (as defined in the Trust Agreement) of the ITS held by such Holder.
Section 3.2 Restoration of Rights and Remedies.
          If the Property Trustee has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Property Trustee, then and in every such case, subject to any determination in such proceeding, the Company and the Property Trustee shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Property Trustee shall continue as though no such proceeding had been instituted.
Section 3.3 Rights and Remedies Cumulative.
          No right or remedy herein conferred upon or reserved to the Property Trustee is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 3.4 Delay or Omission Not Waiver.
          No delay or omission of the Property Trustee to exercise any right upon a default or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right
Amended and Restated
Stock Purchase Contract Agreement

and remedy given by this Article III or by law to the Property Trustee may be exercised from time to time, and as often as may be deemed expedient, by the Property Trustee.
Section 3.5 Waiver of Stay or Extension Laws.
          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Property Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE IV
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
Section 4.1 Covenant Not to Consolidate, Merge, Convey, Transfer or Lease Property Except under Certain Conditions.
          The Company covenants that it will not consolidate with, convert into, or merge with and into, any other entity or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any Person or entity, unless:
          (a) the successor shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation shall expressly assume all the obligations of the Company under the Stock Purchase Contracts, this Agreement, the Collateral Agreement, the Trust Agreement, the Indenture (including any supplement thereto), the Guarantee Agreement and the Remarketing Agreement by one or more supplemental agreements in form reasonably satisfactory to the Property Trustee, executed and delivered to the Property Trustee by such corporation;
          (b) such successor corporation shall not, immediately after such consolidation, conversion, merger, sale, assignment, transfer, lease or conveyance, be in default of payment obligations under the Stock Purchase Contracts, this Agreement, the Collateral Agreement, the Trust Agreement or the Remarketing Agreement or in material default in the performance of any other covenants under any of the foregoing agreements; and
          (c) the successor entity shall have reserved sufficient authorized and unissued shares of preferred stock having substantially the same terms and conditions as the Preferred Stock such that the Trust will receive, on the Stock Purchase Date, shares of preferred stock having substantially the same rights as the Preferred Stock that the Trust would have received had such merger, consolidation or other transaction not occurred.
Section 4.2 Rights and Duties of Successor Corporation.
          In case of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor corporation in accordance with Section 4.1, such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company.
Amended and Restated
Stock Purchase Contract Agreement

Section 4.3 Officers’ Certificate and Opinion of Counsel Given to Property Trustee.
          The Property Trustee, subject to Section 4.1 and Section 4.2, shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article IV and that all conditions precedent to the consummation of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance have been met.
ARTICLE V
COVENANTS
Section 5.1 Performance under Stock Purchase Contracts.
          The Company covenants and agrees for the benefit of the Trust that it will duly and punctually perform its obligations under the Stock Purchase Contracts in accordance with the terms of the Stock Purchase Contracts and this Agreement.
Section 5.2 Company to Reserve Preferred Stock.
          The Company shall at all times prior to the Stock Purchase Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Preferred Stock the full number of shares of Preferred Stock (or fractional interests therein) issuable against tender of payment for such shares of Preferred Stock (or fractional interests therein) in respect of all Stock Purchase Contracts.
Section 5.3 Covenants as to Preferred Stock.
          The Company covenants that all shares of Preferred Stock (or fractional interests therein) that may be issued against tender of payment for such shares of Preferred Stock (or fractional interests therein) in respect of any Stock Purchase Contract will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.
Section 5.4 Statements of Officers of the Company as to Default.
          The Company will deliver to the Property Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.
* * * *
          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Amended and Restated
Stock Purchase Contract Agreement

          In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

U.S. Bancorp
By:	/s/ Kenneth D. Nelson
	Name:	Kenneth D. Nelson
	Title:	Executive Vice President and Treasurer

USB Capital IX

By:	Wilmington Trust Company, not in its individual capacity but solely as Property Trustee

By:	/s/ Denise M. Geran
	Name:	Denise M. Geran
	Title:	Vice President

Amended and Restated
Stock Purchase Contract Agreement